Exhibit 99.1

Quidel Contact:	Media and Investors Contact:
Quidel Corporation	Quidel Corporation
Randy Steward,	Ruben Argueta
Chief Financial Officer	(858) 646-8023
(858) 552-7931	rargueta@quidel.com

QUIDEL REPORTS FOURTH QUARTER AND FULL YEAR 2011

FINANCIAL RESULTS

SAN DIEGO, February 29, 2012 (Marketwire) — Quidel Corporation (NASDAQ: QDEL), a leading provider of rapid diagnostic testing solutions and cellular-based virology assays, announced today financial results for the fourth quarter and full year ended December 31, 2011.

Fourth Quarter 2011 Highlights:

•	Increased total revenues 21% to $38.4 million compared to $31.7 million in the fourth quarter of 2010.

•	Received CE Mark for Sofia Strep A Fluorescent Immunoassay (FIA) for use with the Sofia Fluorescent Immunoassay Analyzer.

•	Received 510(k) clearance from the United States FDA for Quidel Molecular Influenza A+B and Quidel Molecular hMPV PCR assays.

•	Received 510(k) clearance from the United States FDA for Sofia Fluorescent Immunoassay Analyzer and Sofia Influenza A+B FIA.

Fourth Quarter 2011 Results

For the fourth quarter of 2011, total revenues increased to $38.4 million from $31.7 million in the fourth quarter of 2010, an increase of 21%. The increase in revenues was driven by growth of infectious disease and women’s health products.

Net income for the fourth quarter of 2011 was $1.0 million, or $0.03 per diluted share, compared to net loss of $0.4 million, or $0.02 per share, for the fourth quarter of 2010. On a non-GAAP basis, excluding non-recurring items, amortization of intangibles and stock compensation expense, net income for the fourth quarter of 2011 was $4.9 million, or $0.15 per diluted share, compared to net income of $1.5 million, or $0.05 per diluted share, for the same period in 2010.

“We are pleased with the progress that we made during the fourth quarter. The company continues to be on track with its pipeline strategy, as evidenced by the milestones that were achieved in the period,” said Douglas Bryant, president and CEO of Quidel Corporation. “In addition to several regulatory approvals that clear the way for the launch of our next generation immunoassay technology and our first molecular diagnostic assays, we began clinical trials on the next wave of new products.”

Full Year 2011 Results

Total revenues in 2011 increased 40% to $158.6 million from $113.3 million in 2010. For the year ended December 31, 2011, net income increased to $7.6 million, or $0.23 per diluted share, compared to a net loss of $11.3 million, or $0.39 per share, in 2010. On a non-GAAP basis, excluding non-recurring items, amortization of intangibles and stock compensation expense, net income for the full year 2011 was $19.8 million, or $0.59 per diluted share, compared to a net loss of $1.5 million, or $0.05 per share, for the full year 2010.

“2011 was a year of discovery during which we overcame a couple key technical hurdles and achieved a number of our development and regulatory objectives. In 2012, we expect to pick up the pace of product development while building the commercial infrastructure we will need in the years that follow,” added Bryant.

Non-GAAP Financial Information

The Company is providing non-GAAP financial information to exclude the effect of certain non-recurring items, stock-based compensation and amortization of intangibles on earnings (loss) and net earnings (loss) per share as a supplement to its consolidated financial statements, which are presented in accordance with generally accepted accounting principles in the U.S., or GAAP.

Management is providing the adjusted net earnings (loss) and adjusted net earnings (loss) per share information for the periods presented because it believes this enables a better comparison of the Company’s financial performance from period-to-period, and to that of its competitors. This press release is not meant to be considered in isolation, or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to the comparable GAAP measures is included in this press release as part of the attached financial tables.

Conference Call Information

Quidel management will host a conference call to discuss the fourth quarter and full year results as well as other business matters today beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). During the conference call, management may answer questions concerning business and financial developments and trends. Quidel’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute material information that has not been previously disclosed.

To participate in the live call by telephone from the U.S., dial (866) 383-8008 or from outside the U.S. dial (617) 597-5341, and enter the passcode 75563656.

A live webcast of the call can be accessed at http://www.quidel.com, and the Web site replay will be available for 14 days. The telephone replay will be available for 48 hours beginning at 7:00 p.m. Eastern Time (4:00 p.m. Pacific Time) today by dialing (888) 286-8010 from the U.S., or (617) 801-6888 for international callers, and entering passcode 17782358.

About Quidel Corporation

Quidel Corporation serves to enhance the health and well being of people around the globe through the development of diagnostic solutions that can lead to improved patient outcomes and provide economic benefits to the healthcare system. Marketed under the QuickVue®, D3® Direct Detection and Thyretain™ leading brand names, as well as under the new SofiaTM and Quidel MolecularTM brands, Quidel’s products aid in the detection and diagnosis of many critical diseases and conditions, including, among others, influenza, respiratory syncytial virus, Strep A, herpes, pregnancy, thyroid disease and fecal occult blood. Quidel’s research and development engine is also developing a continuum of diagnostic solutions from advanced lateral-flow and direct fluorescent antibody to molecular diagnostic tests to further improve the quality of healthcare in physicians’ offices and hospital and reference laboratories. For more information about Quidel’s comprehensive product portfolio, visit www.quidel.com and Diagnostic Hybrids at www.dhiusa.com.

This press release contains forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties. Many possible events or factors could affect our future financial results and performance, such that our actual results and performance may differ materially from those that may be described or implied in the forward-looking statements. As such, no forward-looking statement can be guaranteed. Differences in actual results and performance may arise as a result of a number of factors including, without limitation, seasonality, the timing of onset, length and severity of cold and flu seasons, the level of success in executing on our strategic initiatives, our reliance on sales of our influenza diagnostic tests, uncertainty surrounding the detection of novel influenza viruses involving human specimens, our ability to develop new products and technology, adverse changes in the competitive and economic conditions in domestic and international markets, our reliance on and actions of our major distributors, technological changes and uncertainty with research and technology development, including any molecular-based technology, the medical reimbursement system currently in place and future changes to that system, manufacturing and production delays or difficulties, adverse actions or delays in product reviews by the U.S. Food and Drug Administration (the “FDA”), our ability to comply with FDA, environmental and other regulations, our ability to meet unexpected increases in demand for our products, our ability to execute our strategy, including the integration of new companies or technologies, disruptions in the global capital and credit markets, our ability to hire key personnel, intellectual property, product liability, environmental or other litigation, potential required patent license fee payments not currently reflected in our costs, adverse changes in our international markets, potential inadequacy of booked reserves and possible impairment of goodwill, and lower-than-anticipated acceptance, sales or market penetration of our new products. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. The risks described under “Risk Factors” in reports and registration statements that we file with the SEC from time to time should be carefully considered. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this press release. We undertake no obligation to publicly release the results of any revision or update of the forward-looking statements, except as required by law.

QUIDEL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

AND RECONCILIATION OF NON-GAAP ADJUSTMENTS (1)

(In thousands, except per share data; unaudited)

	Three months ended				Three months ended
	December 31, 2011				December 31, 2010
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Total revenues	$38,391	$—		$38,391	$31,709	$—		$31,709
Cost of sales (excludes amortization of intangible assets from acquired businesses and technology)	15,286	(2,399	)(2),(3)	12,887	13,811	(130	)(2)	$13,681
Research and development	6,765	(300	)(2)	6,465	5,575	(149	)(2)	5,426
Sales and marketing	6,755	(214	)(2)	6,541	5,904	(111	)(2)	5,793
General and administrative	5,664	(1,588	)(2)	4,076	4,903	(886	)(2)	4,017
Amortization of intangible assets from acquired businesses and technology	1,782	(1,782	)(3)	—	2,016	(2,016	)(3)	—
Business acquisition and integration costs	—	—		—	95	(95	)(4)	—

Total costs and expenses	36,252	(6,283)		29,969	32,304	(3,387)		28,917

Operating income (loss)	2,139	6,283		8,422	(595)	3,387		2,792
Interest expense	(444)	—		(444)	(690)	—		(690)
Interest income	52	—		52	19	—		19
Other expense	(376)	—		(376)	—	—		—

Total other expense	(768)	—		(768)	(671)	—		(671)

Income (loss) before taxes	1,371	6,283		7,654	(1,266)	3,387		2,121
Income tax expense (benefit)	413	2,327	(5)	2,740	(840)	1,464	(5)	624

Net income (loss)	$958	$3,956		$4,914	$(426)	$1,923		$1,497

Basic earnings (loss) per share:	$0.03			$0.15	$(0.02)			$0.05
Diluted earnings (loss) per share:	$0.03			$0.15	$(0.02)			$0.05
Weighted shares used in basic per share calculation	33,039			33,039	28,192			28,192
Weighted shares used in diluted per share calculation	33,639			33,639	28,192			28,553
Gross profit as a % of total revenues	60%			66%	56%			57%
Research and development as a % of total revenues	18%			17%	18%			17%
Sales and marketing as a % of total revenues	18%			17%	19%			18%
General and administrative as a % of total revenues	15%			11%	15%			13%

(1)	The Company reports Non-GAAP results which primarily excludes certain acquisition related costs, stock-based compensation and amortization of intangible assets to provide a supplemental comparison of the results of operations. Also, additional Non-GAAP adjustments were made to the fiscal year 2010 Non-GAAP results to conform to the current year presentation.
(2)	Add back stock-based compensation
(3)	Add back amortization of intangibles
(4)	Add back business acquisition and integration costs
(5)	The adjustments for the three months ended December 31, 2011 and 2010 are a result of applying the annual Non-GAAP effective tax rate of 35.8% and 29.4%, respectively, to pre-tax Non-GAAP income.

	12/31/11	12/31/10
Condensed balance sheet data (in thousands)
Cash and cash equivalents	$61,332	$6,788
Accounts receivables	14,646	13,477
Inventory	14,654	17,707
Total assets	278,894	214,593
Long term debt	47,947	79,774
Stockholders’ equity	185,386	112,521

QUIDEL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

AND RECONCILIATION OF NON-GAAP ADJUSTMENTS (1)

(In thousands, except per share data; unaudited)

	Twelve months ended				Twelve months ended
	December 31, 2011				December 31, 2010
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Total revenues	$158,603	$—		$158,603	$113,339	$—		$113,339
Cost of sales (excludes amortization of intangible assets from acquired businesses and technology)	62,865	(5,387	)(2),(4)	57,478	51,489	(577	)(2)	$50,912
Amortization of inventory fair value adjustment from acquisition	—	—		—	1,118	(1,118	)(3)	—

Total cost of sales (excludes amortization of intangible assets from acquired businesses and technology)	62,865	(5,387)		57,478	52,607	(1,695)		50,912
Research and development	26,325	(975	)(2)	25,350	23,696	(554	)(2)	23,142
Sales and marketing	25,751	(459	)(2)	25,292	23,972	(420	)(2)	23,552
General and administrative	22,798	(5,399	)(2)	17,399	19,346	(3,607	)(2)	15,739
Amortization of intangible assets from acquired businesses and technology	7,124	(7,124	)(4)	—	6,731	(6,731	)(4)	—
Business acquisition and integration costs	—	—		—	2,276	(2,276	)(5)	—

Total costs and expenses	144,863	(19,344)		125,519	128,628	(15,283)		113,345

Operating income (loss)	13,740	19,344		33,084	(15,289)	15,283		(6)
Interest expense	(2,083)	—		(2,083)	(2,345)	—		(2,345)
Interest income	203	—		203	214	—		214
Other expense	(376)	—		(376)	—	—		—

Total other expense	(2,256)	—		(2,256)	(2,131)	—		(2,131)

Income (loss) before taxes	11,484	19,344		30,828	(17,420)	15,283		(2,137)
Income tax expense (benefit)	3,851	7,185	(6)	11,036	(6,149)	5,521	(6)	(628)

Net income (loss)	$7,633	$12,159		$19,792	$(11,271)	$9,762		$(1,509)

Basic earnings (loss) per share:	$0.23			$0.60	$(0.39)			$(0.05)
Diluted earnings (loss) per share:	$0.23			$0.59	$(0.39)			$(0.05)
Weighted shares used in basic per share calculation	32,903			32,903	28,582			28,582
Weighted shares used in diluted per share calculation	33,320			33,320	28,582			28,582
Gross profit as a % of total revenues	60%			64%	54%			55%
Research and development as a % of total revenues	17%			16%	21%			20%
Sales and marketing as a % of total revenues	16%			16%	21%			21%
General and administrative as a % of total revenues	14%			11%	17%			14%

(1)	The Company reports Non-GAAP results which primarily excludes certain acquisition related costs, stock-based compensation and amortization of intangible assets to provide a supplemental comparison of the results of operations. Also, additional Non-GAAP adjustments were made to the fiscal year 2010 Non-GAAP results to conform to the current year presentation.
(2)	Add back stock-based compensation
(3)	Add back amortization of inventory fair value adjustment from acquisition
(4)	Add back amortization of intangibles
(5)	Add back business acquisition and integration costs
(6)	The adjustments for the twelve months ended December 31, 2011 and 2010 are a result of applying the annual Non-GAAP effective tax rate of 35.8% and 29.4%, respectively, to pre-tax Non-GAAP income.